Filed Pursuant to Rule 424(b)(3)

Registration No. 333-168129

CNL HEALTHCARE PROPERTIES, INC.

STICKER SUPPLEMENT DATED JANUARY 16, 2015

TO PROSPECTUS DATED APRIL 18, 2014

This sticker supplement is part of, and should be read in conjunction with our prospectus dated April 18, 2014, and our sticker supplements dated April 23, 2014, May 9, 2014, June 24, 2014, July 2, 2014, July 22, 2014, August 8, 2014, October 1, 2014, October 15, 2014, November 4, 2014, November 12, 2014 and November 13, 2014. Unless expressly defined herein, capitalized terms used in this sticker supplement have the same meanings as ascribed to them in the prospectus.

PROSPECTUS SUMMARY

The following information is added under the heading “Medical Office Facilities” in the section entitled “PROSPECTUS SUMMARY — Property Summary — Properties” on page 7 of the prospectus.

Medical Office Buildings

Portfolio, Property Name and Locations	Date Acquired	Capacity (Square Feet)	Year Built/ Renovated	Purchase Price (in millions)
ProMed Medical Office Building Yuma, Arizona	12/19/14	41,577	2005	$11.0
Southeast Medical Office Properties
Midtown Medical Plaza Charlotte, NC	12/22/14	218,489	1994	$54.7
Presbyterian Medical Tower Charlotte, NC	12/22/14	147,492	1989	$36.3
Metroview Professional Building Charlotte, NC	12/22/14	86,768	1971	$17.3
Physicians Plaza Huntersville Huntersville, NC	12/22/14	101,525	2004	$30.0
Matthews Medical Office Building Matthews, NC	12/22/14	96,346	1994	$21.2
Outpatient Care Center Clyde, NC	12/22/14	44,332	2012	$15.5
330 Physicians Center Rome, GA	12/22/14	109,823	1987/2005	$30.1
Spivey Station Physicians Center Atlanta, GA	12/22/14	55,357	2007	$14.4
Spivey Station ASC Building Atlanta, GA	12/22/14	47,159	2009	$18.6

The following supersedes and replaces the first paragraph and the map of the section entitled “BUSINESS — Investments — Locations of Our Assets” on page 78 of the prospectus.

BUSINESS

Investments

Locations of Our Assets

The following map reflects the locations of our 100 investments as of December 31, 2014, including our five properties owned through an unconsolidated joint venture and our four current development projects:

The tables and footnotes in the section entitled “BUSINESS — Properties” beginning on page 79 of the prospectus are replaced in their entirety with the following tables and footnotes:

The following is certain information about our properties owned as of December 31, 2014:

Senior Housing Communities

Portfolio Name, Property & Location	Capacity (Units)	Operator	Structure	Date Acquired	Encumbrance (in millions)	Purchase Price (in millions)
Primrose I Communities
Primrose Retirement Community of Casper Casper, WY	88	Primrose Retirement Community, LLC (“Primrose”)	Triple-net Lease	02/16/12	$12.3	$18.8
Sweetwater Retirement Community Billings, MT	76	Primrose	Triple-net Lease	02/16/12	$10.6	$16.3
Primrose Retirement Community of Grand Island Grand Island, NE	68	Primrose	Triple-net Lease	02/16/12	$8.7	$13.3
Primrose Retirement Community of Mansfield Mansfield, OH	82	Primrose	Triple-net Lease	02/16/12	$11.8	$18.0
Primrose Retirement Community of Marion Marion, OH	80	Primrose	Triple-net Lease	02/16/12	$9.8	$17.7
HarborChase of Villages Crossing (1) Lady Lake, FL	96	Harbor Retirement Associates, LLC (“Harbor Retirement”)	Managed	08/29/12	$16.6	$19.7
Dogwood Forest of Acworth (2) Acworth, GA	92	Trinity Lifestyles Management	Managed	12/18/12	$12.0	$19.7
Primrose II Communities
Primrose Retirement Community of Lima Lima, OH	78	Primrose	Triple-net Lease	12/19/12	—	$18.6
Primrose Retirement Community of Zanesville Zanesville, OH	76	Primrose	Triple-net Lease	12/19/12	$12.1	$19.1
Primrose Retirement Community of Decatur Decatur, IL	80	Primrose	Triple-net Lease	12/19/12	$10.8	$18.1
Primrose Retirement Community of Council Bluffs Council Bluffs, IA	68	Primrose	Triple-net Lease	12/19/12	—	$12.9

Senior Housing Communities

Portfolio Name, Property & Location	Capacity (Units)	Operator	Structure	Date Acquired	Encumbrance (in millions)	Purchase Price (in millions)
Primrose Retirement Community Cottages Aberdeen, SD	21	Primrose	Triple-net Lease	12/19/12	$—	$4.3
Capital Health Communities
Brookridge Heights Assisted Living & Memory Care Marquette, MI	66	Capital Health Group, LLC (“Capital Health”)	Managed	12/21/12	$7.4	$13.5
Curry House Assisted Living & Memory Care Cadillac, MI	60	Capital Health	Managed	12/21/12	$7.0	$13.5
Symphony Manor Baltimore, MD	69	Capital Health	Managed	12/21/12	$13.6	$24.0
Woodholme Gardens Assisted Living & Memory Care Pikesville, MD	80	Capital Health	Managed	12/21/12	$8.4	$17.1
Tranquillity at Fredericktowne Frederick, MD	73	Capital Health	Managed	12/21/12	$7.3	$17.0
HarborChase of Jasper Jasper, AL	62	Harbor Retirement	Managed	08/01/13	—	$7.3
South Bay I Communities
Raider Ranch Lubbock, TX	263	Integrated Senior Living, LLC	Managed	08/29/13	—	$55.0
Town Village Oklahoma City, OK	185	Integrated Senior Living, LLC	Managed	08/29/13	—	$22.5
Pacific Northwest Communities
Prestige Senior Living Huntington Terrace Gresham, OR	66	Prestige Senior Living, LLC (“Prestige”)	Managed	12/02/13	$10.5	$15.0
Prestige Senior Living Arbor Place Medford, OR	66	Prestige	Managed	12/02/13	$8.4	$15.8
Prestige Senior Living Beaverton Hills Beaverton, OR	60	Prestige	Managed	12/02/13	$9.5	$12.9
MorningStar of Billings Billings, MT	206	MorningStar Senior Management, LLC (MorningStar”)	Managed	12/02/13	$20.2	$48.3
MorningStar of Boise Boise, ID	206	MorningStar	Managed	12/02/13	$21.5	$40.0
Prestige Senior Living Five Rivers Tillamook, OR	88	Prestige	Managed	12/02/13	$7.9	$16.7
Prestige Senior Living High Desert Bend, OR	68	Prestige	Managed	12/02/13	$8.2	$13.6
Morning Star of Idaho Falls Idaho Falls, ID	185	MorningStar	Managed	12/02/13	$18.4	$44.4
Prestige Senior Living Orchard Heights Salem, OR	73	Prestige	Managed	12/02/13	$12.7	$17.8
Prestige Senior Living Riverwood Tualatin, OR	60	Prestige	Managed	12/02/13	$4.6	$9.7
Prestige Senior Living Southern Hills Salem, OR	66	Prestige	Managed	12/02/13	$7.7	$12.9
Morning Star of Sparks Sparks, NV	232	MorningStar	Managed	12/02/13	$24.4	$55.2
Prestige Senior Living Auburn Meadows Auburn, WA	96	Prestige	Managed	02/03/14	$10.8	$21.9
Prestige Senior Living Bridgewood Vancouver, WA	124	Prestige	Managed	02/03/14	$13.5	$22.1

Senior Housing Communities

Portfolio Name, Property & Location	Capacity (Units)	Operator	Structure	Date Acquired	Encumbrance (in millions)	Purchase Price (in millions)
Prestige Senior Living Monticello Park Longview, WA	132	Prestige	Managed	02/03/14	$18.8	$27.4
Prestige Senior Living Rosemont Yelm, WA	87	Prestige	Managed	02/03/14	$9.7	$16.9
Prestige Senior Living West Hills Corvallis, OR	66	Prestige	Managed	03/03/14	$9.0	$15.0
South Bay II Communities
HarborChase of Plainfield Plainfield, IL	110	Harbor Retirement	Managed	03/28/14	—	$26.5
Legacy Ranch Alzheimer’s Special Care Center Cedar Park, TX	38	JEA Senior Living	Managed	03/28/14	—	$12.0
The Springs Alzheimer’s Special Care Center San Angelo, TX	38	JEA Senior Living	Managed	03/28/14	—	$10.9
Watercrest at Bryan Bryan, Texas	205	Integrated Property Management	Managed	04/21/14	—	$28.0
Isle at Watercrest – Mansfield Mansfield, TX	94	Integrated Senior Living, LLC	Managed	05/05/14	—	31.3
Watercrest at Mansfield (3) Mansfield, Texas	211	Integrated Property Management	Managed	06/30/14	$27.1	$49.0

Senior Housing/Skilled Nursing Communities

Portfolio Name, Property & Location	Capacity (Units/In Service Beds)	Operator	Structure	Date Acquired	Encumbrance (in millions)	Purchase Price (in millions)
South Bay II Communities
Isle at Cedar Ridge Cedar Park, TX	87	JEA Senior Living	Managed	02/28/14	—	$21.6
Isle at Watercrest - Bryan Bryan, TX	87	JEA Senior Living	Managed	04/21/14	—	$22.1
Fairfield Village of Layton Layton, UT	525	Generations, LLC	Managed	11/20/14	—	68.0

Post-Acute Care Properties

Portfolio Name, Property & Location	Capacity (In Service Beds/Sq. Footage)	Operator	Structure	Date Acquired	Encumbrance (in millions)	Purchase Price (in millions)
Perennial Communities
Batesville Healthcare Center Batesville, AR	116	Senior Living Centers	Triple-net Lease	05/31/13	$3.3	$6.2
Broadway Healthcare Center West Memphis, AR	119	Senior Living Centers	Triple-net Lease	05/31/13	$6.3	$11.8
Jonesboro Healthcare Center Jonesboro, AR	136	Senior Living Centers	Triple-net Lease	05/31/13	$8.1	$15.2
Magnolia Healthcare Center Magnolia, AR	140	Senior Living Centers	Triple-net Lease	05/31/13	$6.3	$11.8
Mine Creek Healthcare Center Nashville, AR	78	Senior Living Centers	Triple-net Lease	05/31/13	$1.8	$3.4
Searcy Healthcare Center Searcy, AR	191	Senior Living Centers	Triple-net Lease	05/31/13	$4.2	$7.9
Medical Portfolio II Properties
Las Vegas Inpatient Rehabilitation Hospital Las Vegas, NV	53,260	Holladay Properties (“Holladay”)	Modified Lease	07/15/14	$14.5	$22.3

Post-Acute Care Properties

Portfolio Name, Property & Location	Capacity (In Service Beds/Sq. Footage)	Operator	Structure	Date Acquired	Encumbrance (in millions)	Purchase Price (in millions)
Oklahoma City Inpatient Rehabilitation Hospital Oklahoma City, OK	53,449	Holladay	Modified Lease	07/15/14	$16.6	$25.5
South Bend Inpatient Rehabilitation Hospital Mishawaka, IN	45,920	Holladay	Modified Lease	07/15/14	$13.1	$20.2
Acute Care Properties
Portfolio Name, Property & Location	Capacity (Sq. Footage)	Operator	Structure	Date Acquired	Encumbrance (in millions)	Purchase Price (in millions)
Medical Portfolio I Properties
Doctors Specialty Hospital Leawood, KS	18,922	Holladay	Modified Lease	08/16/14	$4.4	$10.0
HOSH Portfolio
Houston Orthopedic & Spine Hospital Bellaire, TX	126,946	Lincoln Harris CSG (“Lincoln Harris”)	Modified Lease	06/02/14	$32.0	$49.0
Acute Care Properties
Portfolio Name, Property & Location	Capacity (Sq. Footage)	Operator	Structure	Date Acquired	Encumbrance (in millions)	Purchase Price (in millions)
Medical Portfolio II Properties
Beaumont Specialty Hospital Beaumont, TX	86,128	Lincoln Harris	Modified Lease	08/15/14	$21.8	$33.6
Hurst Specialty Hospital Hurst, TX	58,353	Lincoln Harris	Modified Lease	08/15/14	$19.1	$29.5
Medical Office Buildings
Portfolio Name, Property & Location	Capacity (Sq. Footage)	Operator	Structure	Date Acquired	Encumbrance (in millions)	Purchase Price (in millions)
Claremont Medical Office (4) Claremont, CA	48,984	StoneCreek Investment Corporation	Modified Lease	01/16/13	$12.9	$23.0
LaPorte Cancer Center Westville, IN	30,268	Holladay	Modified Lease	06/14/13	$8.2	$13.1
Knoxville Medical Office Properties
Physicians Plaza A at North Knoxville Medical Center Powell, TN	71,021	N.T. Brinkman, Inc. (“Brinkman”)	Modified Lease	07/10/13	$12.2	$18.1
Physicians Plaza B at North Knoxville Medical Center Powell, TN	77,449	Brinkman	Modified Lease	07/10/13	$14.7	$21.8
Physicians Regional Medical Center – Central Wing Annex Knoxville, TN	25,500	Brinkman	Modified Lease	07/10/13	$3.9	$5.8
Jefferson Medical Commons Jefferson City, TN	53,203	Brinkman	Modified Lease	07/10/13	$7.8	$11.6
Medical Portfolio I Properties
John C. Lincoln Medical Office Plaza I Phoenix, AZ	31,732	Holladay	Modified Lease	08/16/13	$2.3	$4.4
John C. Lincoln Medical Office Plaza II Phoenix, AZ	19,365	Holladay	Modified Lease	08/16/13	$2.3	$3.1
North Mountain Medical Plaza Phoenix, AZ	29,604	Holladay	Modified Lease	08/16/13	$3.4	$6.2
Escondido Medical Arts Center Escondido, CA	54,451	Lincoln Harris	Modified Lease	08/16/13	$9.7	$15.6
Chestnut Commons Medical Office Building Elyria, OH	40,000	Holladay	Modified Lease	08/16/13	$12.5	$20.2

Medical Office Building

Portfolio Name, Property & Location	Capacity (Sq. Footage)	Operator	Structure	Date Acquired	Encumbrance (in millions)	Purchase Price (in millions)
Calvert Medical Office Properties
Calvert Medical Office Building I, II, III Prince Frederick, MD	85,665	Holladay	Modified Lease	08/30/13	$10.7	$16.4
Calvert Medical Arts Center Prince Frederick, MD	76,488	Holladay	Modified Lease	08/30/13	$12.6	$19.3
Dunkirk Medical Center Dunkirk, MD	25,612	Holladay	Modified Lease	08/30/13	$3.0	$4.6
Coral Springs Medical Buildings
Coral Springs Medical Office Building I Coral Springs, FL	48,315	Syndicon Properties, Inc.	Modified Lease	12/23/13	—	$14.9
Coral Springs Medical Office Building II Coral Springs, FL	48,315	Syndicon Properties, Inc.	Modified Lease	12/23/13	—	$16.1
Chula Vista Medical Arts Center – Plaza I Chula Vista, CA	67,908	Cypress West Realty Management, Inc. (“Cypress West”)	Modified Lease	01/21/14	—	$17.9
Chula Vista Medical Arts Center – Plaza II Chula Vista, CA	39,146	Cypress West	Modified Lease	12/23/13	—	$10.7
HOSH Portfolio
Houston Orthopedic & Spine Hospital Medical Office Building Bellaire, TX	102,781	Lincoln Harris	Modified Lease	06/02/14	$17.6	$27.0
Lee Hughes Medical Building Glendale, CA	76,758	Cypress West	Modified Lease	09/29/14	$19.2	$29.9
Newburyport Medical Center Newburyport, MA	38,995	Holladay	Modified Lease	10/31/14	—	18.0
Northwest Medical Park Margate, FL	45,565	Holladay	Modified Lease	10/31/14	$7.1	11.3
ProMed Medical Office Building Yuma, AZ	41,577	Cypress West	Modified Lease	12/19/14	(5)	$11.0
Southeast Medical Office Properties
Midtown Medical Plaza Charlotte, NC	218,489	Meadows & Ohly, LLC (“Meadows & Ohly”)	Modified Lease	12/22/14	$30.2	$54.7
Presbyterian Medical Tower Charlotte, NC	147,492	Meadows & Ohly	Modified Lease	12/22/14	$20.1	$36.3
Metroview Professional Building Charlotte, NC	86,768	Meadows & Ohly	Modified Lease	12/22/14	$9.5	$17.3
Physicians Plaza Huntersville Huntersville, NC	101,525	Meadows & Ohly	Modified Lease	12/22/14	$16.8	$30.0
Matthews Medical Office Building Matthews, NC	96,346	Meadows & Ohly	Modified Lease	12/22/14	$11.8	$21.2
Outpatient Care Center Clyde, NC	44,332	Meadows & Ohly	Modified Lease	12/22/14	$11.0	$15.5
330 Physicians Center Rome, GA	109,823	Meadows & Ohly	Modified Lease	12/22/14	$20.5	$30.1
Spivey Station Physicians Center Atlanta, GA	55,357	Meadows & Ohly	Modified Lease	12/22/14	$10.0	$14.4
Spivey Station ASC Building Atlanta, GA	47,159	Meadows & Ohly	Modified Lease	12/22/14	$12.8	$18.6

Development Properties (6)

Senior Housing/Skilled Nursing

Portfolio Name, Property & Location	Capacity (Units/ Skilled Nursing Beds)	Developer	Structure	Date Acquired	Encumbrance (in millions)	Purchase Price (in millions)
South Bay I Communities
Raider Ranch - Development Lubbock, TX	72	South Bay Partners, Ltd.	Development	08/29/13	$—	$16.2
Wellmore of Tega Cay Tega Cay, SC	164	Maxwell Group, Inc.	Development	02/07/14	$8.0	$35.6
Watercrest at Katy Katy, TX	210	South Bay Partners, Ltd.	Development	06/27/14	$—	$38.2
HarborChase of Shorewood Shorewood, WI	94	Harbor Shorewood Development, LLC	Development	07/08/14	$—	$25.6

(1)	The purchase price represents the total capitalized costs for GAAP purposes of this completed development property.
(2)	The purchase price represents an estimate of the total capitalized costs for GAAP purposes of this completed development property.
(3)	In connection with the purchase of Watercrest at Mansfield, we assumed a loan in the amount of $27.3 million from Waterview at Mansfield Investors, L.P., which is held by US Bank National Association, as trustee for the registered holders of JPMorgan Chase Commercial Securities Corp. See “Business — Borrowings — Material Indebtedness.”
(4)	The purchase price of $23.0 million represents the fair market value of the assets at the time the remaining 10% interest was purchased.
(5)	In connection with ProMed Medical Office Building, on January 16, 2015 we entered into a five-year fixed rate loan with Siemens Bank in the amount of $7.2 million.
(6)	The capacity of a development property represents an estimate based on its current development budget; and the purchase price of a development property represents its total development budget, including the cost of the land.

The following is certain information about our properties held through joint ventures as of December 31, 2014:

Joint Venture Properties

Portfolio Name, Property & Location	Capacity (Units)	Developer	Structure	Date Acquired	Encumbrance (in millions)	Purchase Price (in millions)
Windsor Manor I Communities (1)
Windsor Manor of Vinton Vinton, IA	36	Provision Living, LLC (“Provision”)	Managed	08/31/12	$3.3	$5.8
Windsor Manor of Webster City Webster City, IA	46	Provision	Managed	08/31/12	$3.0	$6.8
Windsor Manor of Nevada Nevada, IA	40	Provision	Managed	08/31/12	$6.7	$6.3
Windsor Manor II Communities(1)
Windsor Manor of Indianola Indianola, IA	42	Provision	Managed	04/02/13	$2.6	$5.7
Windsor Manor of Grinnell Grinnell, IA	40	Provision	Managed	04/02/13	$6.4	$6.5

(1)	We hold Windsor Manor I Communities and the Windsor Manor II Communities through a 75% interest in joint ventures with affiliates of HRGreen, Inc.

The following is added at the end of the section entitled “BUSINESS — Material Portfolio Acquisitions” which begins on page 83 of the prospectus:

Material Portfolio Acquisitions

Southeast Medical Office Properties Portfolio

On September 18, 2014, through our operating partnership, we entered into nine separate purchase agreements to acquire for an aggregate purchase price of approximately $238.0 million (plus standard closing costs, due diligence costs, and legal fees): (i) ground lease interests in the land and a fee simple interest in the improvements that constitute Presbyterian Medical Tower from 1718 East Fourth Street, L.P.; (ii) ground lease interests in the land and a fee simple interest in the improvements that constitute Midtown Medical Plaza from 1918 Randolph Road, L.P.; (iii) ground lease interests in the land and a fee simple interest in the improvements that constitute Metroview Professional Building from 1900 Randolph Road, L.P.; (iv) ground lease interests in the land and a fee simple interest in the improvements that constitute Matthews Medical Office Building from 1450 Matthews Township Parkway, L.P.; (v) ground lease interests in the land and a fee simple interest in the improvements that constitute 330 Physicians Center from 330 Physicians Center, L.P.; (vi) ground lease interests in the land and a fee simple interest in the improvements that constitute Physicians Plaza Huntersville from 10030 Gilead Road L.P.; (vii) right and title to the land and improvements that constitute Outpatient Care Center from MedWest Outpatient Center, L.P.; (viii) right and title to the land and improvements that constitute Spivey Station Physicians Center from Spivey Station Physicians Center I, L.P.; and (ix) right and title to the land and improvements that constitute Spivey Station ASC Building from Spivey Station ASC Building, L.P. (collectively, the “Southeast Medical Office Properties”). We are not affiliated with any of the sellers of the Southeast Medical Office Properties, however, all of the sellers are affiliates of Meadows & Ohly.

On December 22, 2014, the acquisition of the Southeast Medical Office Properties was closed.

The Southeast Medical Office Properties are located in Georgia and North Carolina. Six of the Southeast Medical Office Properties are physically connected to hospitals, one is adjacent to a hospital and the remaining two are hub/spoke outpatient centers in design. All of the Southeast Medical Office Properties are anchored by major hospital systems or their affiliates. Pursuant to the purchase agreements, we will also acquire the interests of the sellers in existing leases or subleases, as applicable, relating to the acquired properties.

Following the closing of the acquisition of the Southeast Medical Office Properties, we will acquire (i) long-term ground leasehold interests in Midtown Medical Plaza, Presbyterian Medical Tower, Metroview Medical Plaza, Physicians Plaza Huntersville, Matthews Medical Office Building and 330 Physicians Center; and (ii) fee simple interests in Outpatient Care Center; Spivey Station Physicians Center and Spivey Station ASC Building.

Founded in 1972 and based in Atlanta, Georgia, Meadows & Ohly is a full service developer and operator of healthcare real estate across the Southeastern United States. Meadows & Ohly specializes in outpatient centric medical office buildings and is recognized as one of the largest medical office developers and operators in the United States.

We financed approximately $142.6 million of the aggregate purchase price of the Southeast Medical Office Properties under a long-term loan with an unaffiliated third party. See “BUSINESS — Borrowings” below.

An investment services fee of approximately $4.4 million in connection with the acquisition of the Southeast Medical Office Properties, which is equal to 1.85% of the purchase price of the properties is payable to our advisor.

There are a number of comparable facilities in the primary market areas for the Southeast Medical Office Properties with which we may compete. We have no plans for material renovations or improvements to any of Southeast Medical Office Properties and believe each is suitable for its intended purpose. We also believe that each of the Southeast Medical Office Properties is adequately covered by insurance.

The aggregate real estate taxes for the Southeast Medical Office Properties were approximately $1.4 million for the year ended December 31, 2013.

The following table sets forth the estimated depreciable basis for federal tax purposes in each of the Southeast Medical Office Properties:

ESTIMATED DEPRECIABLE BASIS

Southeast Medical Office Properties	Estimated Depreciable Basis (in millions)
Midtown Medical Plaza	$54.7
Presbyterian Medical Tower	$36.3
Metroview Professional Building	$17.3
Physicians Plaza Huntersville	$30.0
Matthews Medical Office Building	$21.2
Outpatient Care Center	$14.4
330 Physicians Center	$30.1
Spivey Station Physicians Center	$13.8
Spivey Station ASC Building	$18.1

On January 9, 2015, we entered into a purchase and sale agreement for the UT Cancer Institute located in Knoxville, Tennessee, from UT Cancer Institute Building L.P. for a purchase price of approximately $33.7 million. The seller is an unaffiliated third-party, but is an affiliate of Meadows & Ohly. It is anticipated that this acquisition will close in the first quarter of 2015; however, there can be no assurance that any or all of the conditions related to this acquisition will be satisfied or, if satisfied, that we will acquire this property.

The following replaces in its entirety the section entitled “BUSINESS — Borrowings” beginning on page 87 of the prospectus:

Borrowings

The following is a summary of indebtedness relating to certain of our properties owned as of December 31, 2014 (unless a different date is specifically noted), which are generally subject to customary affirmative, negative and financial covenants including limitations on incurrence of additional indebtedness, minimum occupancy, debt service coverage and minimum tangible net worth. These amounts do not include indebtedness relating to the revolving credit facility and term loan facility. See “Business — Borrowings — Material Indebtedness — Revolving Credit Facility and Term Loan” for more information.

Variable Rate Debt

Property and Related Loan Type	Lender	Interest Rate at December 31, 2014 (1)(2)	Payment Terms	Maturity Date (3)	Outstanding Principal Balance as of December 31, 2014 (in millions)
Perennial Communities (4) Mortgage Loan (3)	Synovus Bank	LIBOR plus 4.25% per annum	Monthly interest only payments through April 2015; principal and interest payments thereafter based on a 25-year amortization schedule	05/31/16	$30.0
Medical Portfolio I Properties (5) Mortgage Loan	Prudential Ins. Co. of America	LIBOR plus 2.65% per annum	Monthly principal and interest payments based on a 30-year amortization schedule	09/05/16	$34.7
Lee Hughes Medical Building Mortgage Loan	Prudential Ins. Co. of America	LIBOR plus 1.85% per annum	Monthly principal and interest payments based on a 30-year amortization schedule	09/05/16	$19.2
HarborChase of Villages Crossing Construction Loan	Synovus Bank	LIBOR plus 3.2% per annum	Monthly interest only payments through August 2015; principal and interest payments thereafter based on a 30-year amortization schedule	09/01/17	$16.6

Variable Rate Debt

Property and Related Loan Type	Lender	Interest Rate at December 31, 2014 (1)(2)	Payment Terms	Maturity Date (3)	Outstanding Principal Balance as of December 31, 2014 (in millions)
Claremont Medical Office Mortgage Loan	Regions Bank	LIBOR plus 2.6% per annum	Monthly principal and interest payments based on a 30-year amortization schedule	01/15/18	$12.9
Dogwood Forest of Acworth Construction Loan	Synovus Bank	LIBOR plus 3.2% per annum	Monthly interest only payments through December 2015; principal and interest payments thereafter based on a 30-year amortization schedule	01/01/18	$12.0
Knoxville Medical Office Properties (6) Mortgage Loan	Regions Bank	LIBOR plus 2.50% per annum	Monthly interest only payments for the first 18 months; principal and interest payments thereafter based on a 30-year amortization schedule	07/10/18	$38.6
Calvert Medical Office Properties (7) Mortgage Loan	Regions Bank	LIBOR plus 2.50% per annum	Monthly interest only payments for the first 18 months; principal and interest payments thereafter based on a 30-year amortization schedule	08/29/18	$26.3
Wellmore of Tega Cay Construction Loan	Red Capital Partners, LLC	LIBOR (with floor of 0.5%) plus 5.4% per annum	Monthly interest only payments through February 2019; principal and interest payments thereafter based on a 25-year amortization schedule	02/16/19	$8.0
HOSH Portfolio (8) Mortgage Loan	GE Capital	90-day LIBOR plus 2.85% at 0.4% LIBOR floor	Monthly principal and interest payments based on a 20-year amortization schedule	06/02/19	$49.6
HarborChase of Shorewood Construction Loan	MB Financial	LIBOR plus 3%; 2% all in floor	Monthly interest only payments through June 2017; principal and interest payments thereafter based on a 25-year amortization schedule	06/15/19	$0.0
Medical Portfolio II Properties (9) Mortgage Loan	GE Capital	90-day LIBOR plus 2.35% at 0.25% LIBOR floor	Monthly principal and interest payments based on a 25-year amortization schedule	07/14/19	$85.1
Watercrest at Katy Construction Loan	Community Trust Bank	LIBOR plus 2.75% per annum	Monthly interest only payments through December 2017; principal payments thereafter based on a 30-year amortization schedule	12/27/19	$0.0
Raider Ranch Development Construction Loan	Community and Southern	LIBOR plus 3.50% at 0.5% LIBOR floor	Monthly interest only payments through October 2017; principal and interest payments thereafter based on a 25-year amortization schedule	10/27/17	$0.0
Northwest Medical Park (10) Mortgage Loan	Synovus	LIBOR plus 2.30% per annum	Monthly principal and interest payments based on a 25-year amortization schedule	10/31/17	$7.1
Physicians Plaza Huntersville Mortgage Loan	Capital One	LIBOR plus 2% per annum	Monthly principal and interest payments based on a 25-year amortization schedule	12/22/19	$16.8

Variable Rate Debt

Property and Related Loan Type	Lender	Interest Rate at December 31, 2014 (1)(2)	Payment Terms	Maturity Date (3)	Outstanding Principal Balance as of December 31, 2014 (in millions)
Matthews Medical Office Building Mortgage Loan	Capital One	LIBOR plus 2% per annum	Monthly principal and interest payments based on a 25-year amortization schedule	12/22/19	$11.8
Metroview Professional Building Mortgage Loan	Capital One	LIBOR plus 2% per annum	Monthly principal and interest payments based on a 25-year amortization schedule	12/22/19	$9.5
Midtown Medical Plaza Mortgage Loan	Capital One	LIBOR plus 2% per annum	Monthly principal and interest payments based on a 25-year amortization schedule	12/22/19	$30.2
Presbyterian Medical Tower Mortgage Loan	Capital One	LIBOR plus 2% per annum	Monthly principal and interest payments based on a 25-year amortization schedule	12/22/19	$20.1
Outpatient Care Center 330 Physicians Center Spivey Station Physicians Center Spivey Station ASC Building Mortgage Loan	Capital One	LIBOR plus 2% per annum	Monthly principal and interest payments based on a 25-year amortization schedule	12/22/19	$54.3

Fixed Rate Debt

Property and Related Loan Type	Lender	Interest Rate at December 31, 2014 (1)(2)	Payment Terms	Maturity Date (3)	Outstanding Principal Balance as of December 31, 2014 (in millions)
Pacific Northwest Communities Mortgage Loan	Prudential Ins. Co. of America	4.30% per annum	Monthly principal and interest payments based on a 25-year amortization schedule	12/05/18	$215.8
Capital Health Communities Mortgage Loan	Prudential Ins. Co. of America	4.25% per annum	Monthly principal and interest payments based on a 25-year amortization schedule	01/05/20	$43.7
Primrose II Communities Mortgage Loan	KeyBank	3.81% per annum	Monthly principal and interest payments based on a 30-year amortization schedule	06/01/20	$22.9
Primrose I Communities Mortgage Loan	KeyBank	4.11% per annum	Monthly principal and interest payments based on a 30-year amortization schedule	09/01/22	$53.1
Watercrest at Mansfield Mortgage Loan	KeyBank/Fannie Mae	4.68% per annum	Monthly principal and interest payments based on a 30-year amortization schedule	06/01/23	$27.1
LaPorte Cancer Center Mortgage Loan	Centier Bank	4.25% per annum through 2020	Monthly principal and interest payments based on a 25-year amortization schedule	06/14/28	$8.2
ProMed Medical Building Mortgage Loan	Siemens Financial Services, Inc.	4.0% per annum	Monthly principal and interest payments based on a 30-year amortization schedule	01/15/22	$7.2

(1)	The 30-day London Interbank Offered Rate (“LIBOR”) was approximately 0.17% as of December 31, 2014.

(2)	The 90-day LIBOR was approximately 0.25% as of December 31, 2014.
(3)	Represents the initial maturity date (or, as applicable, the maturity date as extended). The maturity date may be extended beyond the date shown subject to certain lender conditions.
(4)	We entered into a two-year forward interest rate swap with a notional amount of $30.0 million.
(5)	We entered into a two-year forward interest rate swap with a notional amount of $30.0 million.
(6)	We entered into a two-year forward interest rate swap with a notional amount of $38.3 million.
(7)	We entered into a two-year forward interest rate swap with a notional amount of $26.1 million.
(8)	We entered into a two-year forward interest rate swap with a notional amount of $48.4 million.
(9)	We entered into a one-year forward interest rate swap with a notional amount of $84.3 million.
(10)	We entered into an interest rate swap with a notional amount of $7.1 million.

The information below is as of December 31, 2014 for the loan relating to the following unconsolidated joint venture in which we have ownership and which is referenced as an off-balance sheet obligation in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013:

Joint Venture Loan

Property and Related Loan Type	Lender	Interest Rate at December 31, 2014 (1)	Payment Terms	Maturity Date (2)	Outstanding Principal Balance as of December 31, 2014 (in millions) (3)
Windsor Manor I and Windsor Manor II Communities Refinance	Private Bank	LIBOR plus 3. 50%, with 3% LIBOR cap	Monthly principal and interest payments based on a 25-year amortization schedule	06/30/19	$16.4

(1)	The 30-day LIBOR was approximately 0.17% as of December 31, 2014.
(2)	Represents the initial maturity date (or, as applicable, the maturity date as extended). The maturity date may be extended beyond the date shown subject to certain lender conditions.
(3)	Outstanding balance reflects our share of the joint venture loan.

The following section replaces in its entirety the section entitled “BUSINESS — Material Indebtedness — Revolving Credit Facility” beginning on page 89 of the prospectus:

Revolving Credit Facility and Term Loans

On August 19, 2013, CNL Healthcare Properties, Inc., certain of its subsidiaries and its operating partnership, CHP Partners as borrowers entered into a credit agreement dated as of August 19, 2013 with KeyBank National Association (“KeyBank”) and certain lenders (the “Lenders”) providing for a revolving credit facility in the initial aggregate maximum principal amount of $120,000,000 (as amended on October 18, 2013 and February 6, 2014, the “Credit Agreement”).

On December 19, 2014, the Credit Agreement was amended and restated (the “Amended Credit Agreement”) such that the operating partnership is now the sole borrower thereunder and the Amended Credit Agreement provides for both (i) a $230 million senior unsecured revolving credit facility (the “Revolving Credit Facility”) and (ii) a $175 million senior unsecured term loan facility (the “Term Loan Facility” and together with the Revolving Credit Facility, the “Facilities”). Pursuant to the Amended Credit Agreement, the operating partnership has the ability to increase the collective borrowings under the Facilities to $700 million.

Under the Amended Credit Agreement, the operating partnership pays interests only until the maturity date of each of the Facilities based on leverage ratios of consolidated total indebtedness to gross asset value as set forth in the following tables:

The Revolving Credit Facility Leverage Ratio	LIBOR Margin	Alternate Base Rate Margin
< 40%	1.60%	0.60%
> 40%, but < 45%	1.75%	0.75%
> 45%, but < 50%	1.85%	0.85%
> 50%, but < 55%	2.00%	1.00%
> 55%	2.20%	1.20%

The Term Loan Facility Leverage Ratio	LIBOR Margin	Alternate Base Rate Margin
< 40%	1.55%	0.55%
> 40%, but < 45%	1.70%	0.70%
> 45%, but < 50%	1.80%	0.80%
> 50%, but < 55%	1.95%	0.95%
> 55%	2.15%	1.15%

Each of the Revolving Credit Facility and Term Loan Facility is pre-payable at any time in whole or part without fees or penalties.

The Revolving Credit Facility has a maturity date of 36 months from the effective date of the Amended Credit Agreement plus two 12-month extensions. The Term Loan Facility has a maturity date of 50 months from the effective date of the Amended Credit Agreement plus one 12-month extension. The Company is required to pay a fee of 0.15% of the outstanding principal amount under the applicable Facility for any extension.

Pursuant to the Amended Credit Agreement, the Operating Partnership is required to maintain a pool of at least 12 unencumbered pool assets (“Unencumbered Assets”) with a minimum value of $250,000,000. Additionally, the Company must maintain (i) a ratio of unsecured indebtedness to the value of Unencumbered Assets equal to or less than 60% and (ii) a ratio of the adjusted net operating income for the Unencumbered Assets to unsecured implied debt service at a level equal to or in excess of 1.5 to 1.0.

The Unencumbered Assets are subject to certain covenants, including limitations on geographical concentration, tenant concentration, value of any single Unencumbered Asset with one exception, and aggregate weighted average lease term.

Under the Amended Credit Agreement, the Company must meet certain financial covenants on a consolidated basis, including covenants related to maximum leverage ratio of 60%; minimum fixed charge coverage ratio of 1.5 to 1.0; minimum consolidated tangible net worth, maximum secured indebtedness, maximum secured recourse indebtedness and other investment and guaranty restrictions. Additionally, the Company’s cash distributions are not permitted to exceed 95% of FFO as defined in the Amended Credit Agreement.

Pursuant to the Amended Credit Agreement, the operating partnership is required to pay participating Lenders an upfront fee of 0.15% of the outstanding principal amount of existing commitments and 0.35% of the outstanding principal amount of new commitments under the Facilities. In addition, the Company is required to pay an unused fee of 0.25% of the outstanding principal amount under the Revolving Credit Facility if usage is less than 50% and 0.15% if usage under such Facility is greater than 50%.

Upon the execution of the Amended Credit Agreement, the Company paid fees to KeyBank and the other participating Lenders totaling approximately $1.76 million.

In connection with the Amended Credit Agreement, on December 19, 2014, the Company and certain of its subsidiaries entered into a Guaranty Agreement with the Lenders pursuant to which each guaranteed the payments to the Lenders due under the Amended Credit Agreement and the related notes.

Effective December 19, 2014, the Company also entered into an interest rate protection agreement to swap the LIBOR interest rate on the Term Loan Facility to 1.5625% for the 50-month initial term. As a result, the all-in rate on the Term Loan Facility will be equal to 1.5625% plus the LIBOR Margin referenced in the table above.